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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): November 21, 2002

                                FONEFRIEND, INC.
             (Exact name of Registrant as specified in its charter)

Delaware                            0-24408                      33-0611753
(State or other            (Commission File Number)           (I.R.S. Employer
jurisdiction of                                              Identification No.)
incorporation)

2722 Loker Avenue West, Carlsbad, CA                           92008
(Address of principal executive offices)                     (Zip Code)

Registrant's telephone number, including area code:      (760) 607-2330

                        Exhibit Index appears on page 3.


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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

         On November 21, 2002 Universal Broadband Networks, Inc. ("UBN") completed its acquisition of all the assets of FoneFriend, Inc., a Nevada corporation ("FoneFriend"), pursuant to an Amended and Restated and Plan of Merger, dated as of June 12, 2002 (the "Plan of Merger"), by and among FoneFriend and UBN. Pursuant to the Plan of Merger, FoneFriend was merged into UBN pursuant to a "C" type, tax-free reorganization, with UBN being the surviving corporation and changing its name to FoneFriend. Pursuant to the express terms of the Plan of Merger:

     1. All of UBN's then issued and outstanding shares of capital stock are cancelled and extinguished and the stockholders of UBN prior to the Merger shall have no further interest or rights in UBN;

     2. UBN will then issue 2,200,000 shares of newly created common stock in favor of FoneFriend, in exchange for all of FoneFriend's assets and 115,750 shares of newly created common stock in favor of a Liquidating Trust. As a result, the merged registrant will have a total of 2,315,750 shares of newly created common stock issued and outstanding of which former shareholders of the dissolved FoneFriend will own ninety-five percent (95%) and J. Michael Issa, Esq., as Trustee of the Liquidating Trust (which was created under the Plan), will own five percent (5%) of the outstanding common stock of the merged Registrant.

     3. The issuance of stock pursuant to the Fourth Amended Plan of Reorganization, as filed with the U.S. Bankruptcy Court, was ordered by the Court to be exempt from all applicable Federal, State and local securities law pursuant to 11 U.S.C. ss. 1145(a).

     4. FoneFriend management will then distribute the Registrant's shares received to its shareholders, on a pro-rata basis. Each shareholder of FoneFriend will receive one (1) share of the Registrant's common stock for every four (4) shares of FoneFriend common stock held by him or her.

     5. Immediately subsequent to the merger, the Registrant will authorize the issuance of 820,361 shares of a newly created Series A Preferred Stock (each share of which is convertible into one share of common stock) to be issued to those FoneFriend shareholders who held shares of FoneFriend's preferred stock prior to the merger.

     6. The Registrant will then issue an additional 4,600,000 shares of common stock to various personnel in management and consultant positions in order to hire and/or retain their services, an additional 423,000 shares of common stock to Dennis H. Johnston as compensation for his services in connection with the merger between the Registrant and FoneFriend and an additional 307,250 shares of common stock to the Liquidating Trust so as to be in compliance with the Anti-Dilution Protection provisions of paragraph 4.3 of the Plan.


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Consequently, subsequent to the merger and pursuant to the Plan of Merger, the merged registrant will have 7,646,000 shares of common stock and 820,361 shares of Series A preferred stock (convertible into common stock on a one for one basis) issued and outstanding, all of which will be new shares.

         As a result of the merger, the address of the principal executive office of the Registrant has changed to 2722 Loker Avenue West, Suite G Carlsbad, California 92008 and the telephone number is (760) 607-2330.

         The description contained in this Item 2 of the transactions contemplated by the Plan of Merger is qualified in its entirety by reference to the full text of the Plan of Merger, which is included as Exhibit 2.1 hereto.

         A copy of the joint press release issued by FoneFriend, Inc. and Universal Broadband Networks, Inc. is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)
     Financial statements of business acquired.

         The audited and interim unaudited financial statements of FoneFriend required by this item will be filed by amendment to this Current Report on Form 8-K not later than 60 days after the date that the initial report on this Form 8-K must be filed.

(b)
     Pro forma financial information.

         The pro forma financial information required by this item will be filed by amendment to this Current Report on Form 8-K not later than 60 days after the date that the initial report on this Form 8-K must be filed.
(c)

     Exhibits.

     2.1 Amended And Restated Agreement And Plan of Merger, dated as of June 12, 2002, by and among Universal Broadband Networks, Inc., a Delaware corporation and FoneFriend, Inc., a Nevada corporation.

     2.2 Certificate of Merger of FoneFriend, Inc. with and into Universal Broadband, Inc. pursuant to Section 252 of the General Corporation Law of the State of Delaware, dated as of November 20, 2002.

     2.3 Articles of Merger of FoneFriend, Inc. and Universal Broadband Networks, Inc. pursuant to the provisions of Chapter 92A of the Nevada Revised Statutes, dated as of November 19, 2002.


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     2.4    FoneFriend Restated Certificate of Incorporation dated as of
            November 20, 2002.

     99.1 Joint Press Release, dated November 27, 2002 by Universal Broadband Networks, Inc. and FoneFriend, Inc.

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                             SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         FONEFRIEND, INC.

Date:  December 5, 2002                     /s/ Jackeyln Giroux
                                         ------------------------------
                                         Name:  Jackeyln Giroux
                                         Title: President

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                                  EXHIBIT INDEX

     2.1 Amended And Restated Agreement And Plan of Merger, dated as of June 12, 2002, by and among Universal Broadband Networks, Inc., a Delaware corporation and FoneFriend, Inc. a Nevada corporation.

     2.2 Certificate of Merger of FoneFriend, Inc. with and into Universal Broadband, Inc. Pursuant to Section 252 of the General Corporations Law of the State of Delaware, dated as of November 20, 2002.

     2.3 Articles of Merger Of FoneFriend, Inc. and Universal Broadband Networks, Inc. pursuant to the provisions of Chapter 92A of the Nevada Revised Statutes, dated as of November 19, 2002.

     2.4 FoneFriend Restated Certificate of Incorporation dated as of November 20, 2002.

     99.1 Joint Press Release, dated November 27, by Universal Broadband Networks, Inc. and FoneFriend, Inc.